Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-99395 on Form N-1A of our reports dated May 26, 2011, relating to the financial statements and financial highlights of BBIF Government Securities Fund and Master Government Securities LLC, BBIF Money Fund and Master Money LLC, BBIF Tax-Exempt Fund and Master Tax-Exempt LLC, and BBIF Treasury Fund and Master Treasury LLC, appearing in each respective fund’s Annual Report on Form N-CSR for the year ended March 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 25, 2011